Consent of Independent Registered Public Accounting Firm

Quest Resource Holding Corporation and Subsidiaries

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Quest Resource Holding Corporation 2024 Employee Stock Purchase Plan, of our reports dated March 12, 2024 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Quest Resource Holding Corporation (the Company), appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Phoenix, Arizona

August 8, 2024